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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 15, 1998
--------------------------------------------------------------------------------
                        (Date of earliest event reported)



                              THOUSAND TRAILS, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



         DELAWARE                         0-197430              75-2138671
-------------------------------   ------------------------  -------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. employer
incorporation or organization)                              identification no.)


2711 LBJ FREEWAY, SUITE 200, DALLAS, TX                           75234
-----------------------------------------                     ---------------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:           (972) 243-2228
                                                              ----------------




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ITEM 5.  OTHER EVENTS

      On December 15, 1998, Thousand Trails, Inc. (the "Company"), completed the redemption of all $34.8 million principal amount of its 12% Senior Subordinated Pay-In-Kind Notes Due 2003 ("PIK Notes"). The Company funded this redemption with $12.5 million of its existing cash and $24.0 million of new borrowings under its Credit Agreement with Foothill Capital Corporation.

      Pursuant to the terms of the Indenture for the PIK Notes, the holders of the PIK Notes received from the Company on December 15, 1998 the sum of $1,000, plus accrued interest from July 15, 1998 to December 15, 1998 of $50.00 for each $1,000 principal amount of PIK Notes, for a total price of $1,050.00 for each $1,000 principal amount of PIK Notes (the "Redemption Price"). On December 15, 1998, interest ceased to accrue and the holders have no other rights as holders other than the right to receive the Redemption Price, without further interest, upon surrender of their certificates representing the PIK Notes.



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ITEM 7.  EXHIBITS

The following document is filed as an exhibit to this report.

Exhibit
Number                 Description

 99.1                  Press Release dated December 16, 1998








                          [SIGNATURE ON THE NEXT PAGE]




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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       THOUSAND TRAILS, INC.
                                       (Registrant)


Date:    December 22, 1998             By: /s/ William J. Shaw
                                           --------------------------------
                                           William J. Shaw
                                           President and
                                           Chief Executive Officer


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                                  EXHIBIT INDEX

 Exhibit
 Number                    Description
 -------                   -----------
  99.1                     Press Release dated December 16, 1998